                                                        AGREEMENT NO. PD-030306

                              ISECURETRAC(TM) CORP.
                             5022 South 114th Street
                                 Omaha, NE 68137



                         PREFERRED DISTRIBUTOR AGREEMENT



         THIS AGREEMENT effective this 12th day of March, 2003 ("Effective Date"), by and between iSecureTrac, and Premier Geografix LTD., an United Kingdom corporation, having its principal offices at Hurricane Way, Norwich, Norfolk, NR6 6EW, UK ("DISTRIBUTOR").

         iSecureTrac has designed and developed and manufactures the iTracker(TM) mobile tracking device utilizing GPS and advanced communications technologies to enable accurate tracking and real time or scheduled mapping of individuals, mobile equipment and transportation vehicles.

         DISTRIBUTOR desires to purchase from iSecureTrac, from time to time, iTracker units and associated products on the terms and conditions described in this Agreement for resale, lease or other distribution to its customers in the United Kingdom and Canada marketplace ("Target Market").

         NOW THEREFORE, iSecureTrac and DISTRIBUTOR agree as follows:


1.0      DEFINITIONS

         1.1 "Products" shall mean iTracker and other specific Products purchased under this Agreement or any substitutes therefore, as more fully described on Attachment 1 hereto.

         1.2 "Services" shall mean the Product support services provided by iSecureTrac to DISTRIBUTOR, including, but not limited to, training, extended warranty service and product repair services, as more fully described on Attachment 2 hereto.


                                       4
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         1.3      "End-User"  shall mean a user of Products or products  similar thereto within the Target Market.

         1.4 This Agreement consists of the terms and conditions stated herein and in the Attachments which are incorporated herein by reference and consist of:

         1.4.1  Attachment 1:  Schedule of Purchased Products
         1.4.2  Attachment 2:  Support Services


2.0      PURCHASER AND RESELLER

         2.1      Product  Purchases.  DISTRIBUTOR may purchase from iSecureTrac
                  -------------------
                  the Products listed on Attachment 1 at the prices indicated thereon,

         2.2      Reseller   Authorization.   iSecureTrac  hereby   specifically
                  -------------------------
                  authorizes  DISTRIBUTOR  to resell,  lease,  rent or otherwise distribute Products to End-Users. The parties believe that each can better penetrate the Target Market under the relationship established by this Agreement and that sharply focused and concentrated marketing efforts are needed to respond to the intense interbrand competition that the parties' respective products face from other suppliers and to thus gain penetration in the Target Market.

         2.3      Purchase  Orders.  Products  shall  be  ordered  for  delivery
                  -----------------
                  through the execution of applicable purchase orders which shall state quantity, Product identification numbers and/or Product name, unit price, point of delivery, delivery dates, accessories to be shipped with the Products, delivery instructions and any other special information and shall refer to this Agreement by agreement number.

         2.4      Pricing.   Products  and  Services  are  priced  for  sale  by
                  -------
                  iSecureTrac to DISTRIBUTOR during the Term as specified on Attachments 1 and 2 (collectively, the "Prices"). The Prices are fixed for a period of six (6) months from the Effective Date. Thereafter, prices are subject to change after written notice to the DISTRIBUTOR, pricing increases to be within 3% of the US published annual rate of inflation. However, such price changes shall not effect pricing listed on any outstanding purchase orders. The total purchase price of all Products ordered on any single purchase order is subject to the appropriate volume discount listed on Attachment 1.

                                       5
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         2.5      Inconsistencies   in  P.O.   Terms.   In  the   event  of  any
                  ----------------------------------
                  inconsistencies between the terms of this Agreement and any terms contained on any purchase order delivered to ISECURETRAC hereunder, the terms of this Agreement shall govern and take priority.

         2.6      License.  iTracker  contains  firmware  developed and owned by
                  --------
                  iSecureTrac. A limited, non-exclusive, irrevocable, royalty free, transferable license is hereby granted to DISTRIBUTOR, in perpetuity, for distribution and use of said software on the specific iTracker device in which said software was placed, and for no other. iSecureTrac shall retain ownership of all proprietary rights to said software. The license granted herein shall be deemed to be in effect upon delivery of each iTracker and is included in its Price.

         2.7      Independent Contractors.  Neither the above nor any other part
                  ------------------------
                  of this Agreement shall be construed as agency, legal representation, partnership, joint venture, or any other relationship between the parties other than being separate entities which remain independent contractors.

         2.8      DISTRIBUTOR Representation. DISTRIBUTOR hereby represents that
                  --------------------------
                  it has the capability to support End-Users in their use of the Products through training and other services which ensure optimum Product usage.


3.0  PRODUCT SUBSTITUTION

         3.1      Notification. iSecureTrac shall use its best efforts to notify
                  ------------
                  DISTRIBUTOR of plans and intentions to modify form, fit or function of production Products, for which DISTRIBUTOR has a purchase order outstanding at the time, as soon as such plans have been finalized by iSecureTrac.

         3.2      Substitution.  iSecureTrac  may  develop and  manufacture  new
                  ------------
                  versions of the Products purchased hereunder and substitute the same for Products then being purchased by DISTRIBUTOR provided that, in iSecureTrac's sole judgment, the functionality and efficiency of such substitutions equals or exceeds that of the Products being replaced.


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         3.3      Discontinuance.  In the  event  that  iSecureTrac  intends  to
                  ---------------
                  discontinue the manufacturing of specific types of Products, without substitution, it shall notify DISTRIBUTOR thereof in a sufficient timely manner to allow DISTRIBUTOR to procure similar products elsewhere, if desired.


4.0      SHIPMENTS

         4.1      Carrier.  iSecureTrac  shall select the method of shipment and
                  --------
                  the carrier, consistent with the nature of the Products and the hazards of transportation, upon receiving DISTRIBUTOR's purchase order.

         4.2      F.O.B.  All  deliveries  of  Products  made  pursuant  to this
                  ------
                  Agreement shall be made F.O.B. Omaha, NE or iSecureTrac's designated shipping point.

         4.3      Delivery   Address.iSecureTrac  shall  ship  Products  to  the
                  -------------------
                  address specified by DISTRIBUTOR on the purchase order. If DISTRIBUTOR fails to specify a destination for delivery, iSecureTrac shall deliver the Products to DISTRIBUTOR's address listed on this Agreement.

         4.4      Confirmed Deliver Date.  DISTRIBUTOR will use its best efforts
                  -----------------------
                  to place purchase orders with iSecurTrac at least 90 calendar days prior to required delivery dates. iSecuretrac shall confirm delivery date or agree to an alternative delivery date with the DISTRIBUTOR within 15 calendar of receipt of the purchase order.

         4.5      Transfer of Title and Risk of Loss.  Title to  Products  shall
                  ----------------------------------
                  pass to DISTRIBUTOR, and all risk of loss, damage or destruction of Products shall be assumed by DISTRIBUTOR upon shipment.

         4.6      Shipping   Delay.   iSecureTrac   shall  ship  Products  in  a
                  ----------------
                  sufficiently timely manner as to meet Confirmed Delivery Dates. In the event iSecureTrac fails to ship Products as specified in DISTRIBUTOR's purchase orders within fifteen calendar (15) days after the Confirmed Delivery Date for reasons other than force majeure, DISTRIBUTOR may cancel such shipment without penalty. Notwithstanding the above, iSecureTrac reserves the right to suspend shipments in the event DISTRIBUTOR has not paid overdue invoices to iSecureTrac (i.e. invoices more than 30 days old) in which event shipping delays, for purpose of this paragraph, shall be deemed tolled.


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         4.7      Cancellation.  DISTRIBUTOR  may  cancel  part  or  all  of any
                  -------------
                  purchase   order   without   penalty,   provided   that   such
                  cancellation is received by iSecureTrac more than ninety (90) days prior to the Confirmed Delivery Date for the applicable shipment. If iSecureTrac receives such cancellation order within ninety days of the Confirmed Delivery Date, iSecureTrac may charge DISTRIBUTOR cancellation fees, consisting of a
                  percentage  of  the  price  of  the  Products  cancelled,   in
                  accordance with the following schedule:

                  Cancellation Received by iSecureTrac          Cancellation Fee
                  ------------------------------------          ----------------

                  60 to 90 days before Confirmed Delivery Date 15% of price 30 to 59 days before Confirmed Delivery Date 25% of price
                   0 to 29 days before Confirmed Delivery Date  50% of price

         4.8      Rescheduling.  DISTRIBUTOR may, once for each shipment ordered
                  ------------
                  from iSecureTrac, reschedule shipments of all or any portion of any firm purchase order at any time without penalty or charge up to the time period prior to the Confirmed Delivery Date as specified by iSecureTrac when it issues its Confirmed Delivery Date for each purchase order. After such time period has expired, iSecureTrac reserves the right to charge DISTRIBUTOR a delay-in-shipment fee of 1.5% of the order price, or the order price of such part or parts of an order on which delayed shipment has been sought by DISTRIBUTOR, per month starting on the Confirmed Delivery Date. If DISTRIBUTOR reschedules any shipment, or part thereof, to a date more than six calendar months from the Confirmed Delivery Date, iSecureTrac may treat such requested delay-in-shipment as a cancellation, subject to the penalty provisions of Section 4.7 above.

5.0  CHARGES AND PAYMENTS

         5.1      Invoices.  iSecureTrac  shall render  invoices  for  delivered
                  ---------
                  Products upon or after shipment. All charges shall be set forth in U.S. dollars. Invoices shall be due and payable net 30 days from the invoice date. Amounts not paid by the due date may be subject to a 1.5% monthly interest charge.

         5.2      Taxes.  Product  prices  are  exclusive  of all taxes  however
                  ------
                  designated. DISTRIBUTOR shall be responsible for the payment of all applicable sales and/or use taxes.

         5.3      Shipping  Charges.  The cost of shipping  Products,  including
                  ------------------
                  applicable insurance, shall be invoiced to DISTRIBUTOR.

         5.4      Security  Interest.   iSecureTrac  reserves,  and  DISTRIBUTOR
                  ------------------
                  grants to iSecureTrac, a purchase money security interest in each Product sold hereunder, securing payment of all and any amounts owed by DISTRIBUTOR to iSecureTrac. This security interest shall be deemed released upon full payment of any such amounts.


6.0  WARRANTY

         6.1      Product Warranty.Each Product purchased hereunder is warranted
                  -----------------
                  by iSecureTrac to operate in conformity with the written specifications published by iSecureTrac for such Product from time to time ("Specifications") and to be free from defects in materials and/or workmanship under normal and proper use for a period of one (1) year following its date of delivery (the "Product Warranty"). The Product Warranty shall survive any expiration or termination of this Agreement and shall be fully and freely assignable and transferable by DISTRIBUTOR to its End-User customers.

         6.2      Remedy.   iSecureTrac's  obligation  under  this  warranty  is
                  -------
                  limited to repairing or replacing, at iSecureTrac's sole option, free of charge, F.O.B. at iSecureTrac's designated facility, any Product which fails to conform within the one year warranty period.

         6.3      Procedure.  Unless  waived by  iSecureTrac,  DISTRIBUTOR  will
                  ---------
                  obtain a return authorization from iSecureTrac prior to returning any defective or non-conforming Product (collectively, "Defective Products"). DISTRIBUTOR will provide iSecureTrac with a written description of the claimed defect. Within ten (10) business days of its receipt of each warranty claim, iSecureTrac shall issue and deliver to DISTRIBUTOR either (i) a return authorization for each Defective Product, or (ii) a written denial of such warranty claim, accompanied by an explanation therefor ("Claim Denial"). Any warranty claim not rejected by iSecureTrac in a Claim Denial timely delivered to DISTRIBUTOR within the aforementioned time period shall be deemed accepted by iSecureTrac on such date. DISTRIBUTOR may contest any Claim Denial in its sole discretion.

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         6.4      Expedited  Replacement.  iSecureTrac will use its best efforts
                  ----------------------
                  to ship Products, repaired or replaced under this warranty, back to DISTRIBUTOR at such address specified by DISTRIBUTOR, within the fastest time practicable.

         6.5      Limitations.  The  foregoing  warranty  will not  apply if the
                  -----------
                  Product fails to function due to abuse, misuse, accident, neglect, unauthorized repair, or causes other than ordinary use after delivery.

THE ISECURETRAC WARRANTY STATED ABOVE IS GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


7.0  PATENT INDEMNIFICATION

         7.1      Scope.   iSecureTrac   will  indemnify  and  hold  DISTRIBUTOR
                  ------
                  harmless against any expense or loss resulting from any and all claims that the Products or any part thereof infringe upon any United States or Canadian patent, copyright, trademark or other proprietary right. iSecureTrac agrees to defend any suit or proceeding brought against DISTRIBUTOR which is based on such claim.

         7.2      Conditions.  The above  stated  indemnity  is  subject  to the
                  -----------
                  following conditions:

                  (a) DISTRIBUTOR must promptly notify iSecureTrac in writing of any claim of infringement and provide iSecureTrac, at its request and at iSecureTrac's expense, with the assistance, information and cooperation necessary to defend against any such claim or litigation;

                  (b) DISTRIBUTOR must not make any admissions without iSecureTrac's consent and must grant iSecureTrac sole authority to defend or settle such claim;

                  (c) Any costs incurred or recovered in such litigation or negotiation shall accrue to iSecureTrac's account; and

                  (d) If a preliminary injunction or final judgment is entered against DISTRIBUTOR's use or operation of any Product because of any alleged infringement, or if in iSecureTrac's opinion such an injunction or judgment is likely, then iSecureTrac, at its own expense and option shall (i) modify or replace the Product so that it becomes non-infringing while providing equivalent performance; or (ii) procure for DISTRIBUTOR the right to continue to use and resell Products; or (iii) in the event iSecureTrac has been unable to achieve such procurement or modifications despite its best efforts, to refund to DISTRIBUTOR the price DISTRIBUTOR paid for such Product or Products less such amount determined to be a depreciation to fair market value by standard accounting practices.


8.0  LIMITATION OF LIABILITY

         IN NO EVENT WILL EITHER DISTRIBUTOR OR ISECURETRAC BE LIABLE FOR (i) SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR (ii) ANY DAMAGES RESULTING FROM LOSS OF DATA, FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOSS OF PROFITS, REVENUES OR USE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANY PRODUCTS OR SERVICES SOLD OR PROVIDED HEREUNDER, REGARDLESS OF WHETHER DISTRIBUTOR OR ISECURETRAC, AS APPLICABLE, HAS BEEN NOTIFIED IN ADVANCE OF SUCH DAMAGES. IN NO EVENT WILL ISECURETRAC'S LIABILITY TO DISTRIBUTOR FOR ANY DAMAGES IN CONTRACT OR TORT EXCEED THE TOTAL AMOUNT PAID BY THE DISTRIBUTOR FOR THE PARTICULAR PRODUCT OR SERVICE THAT CAUSES SAID DAMAGES. THE REMEDIES PROVIDED FOR IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REMEDIES FOR BOTH PARTIES.

ISECURETRAC SPECIFICALLY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE USE OF ANY SPECIFIC ITRACKER DEVICE OR THE COMMUNICATION OR LOSS OF COMMUNICATION WITH ANY SUCH DEVICE OR ANY LOSS OF THE ISECURETRAC APPLICATION's ABILITY TO TRACK OR CONTINUE TO TRACK SUCH ITRACKER DEVICE.

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DISTRIBUTOR hereby  acknowledges that it understands that continuous tracking of
iTracker units is highly dependent on continuous availability of GPS satellites, availability of cellular communications and other factors outside of the control of iSecureTrac.


9.0  GOOD TITLE

         iSecureTrac hereby warrants that it has good title to all Products shipped to DISTRIBUTOR on the date of shipment. All Products shipped to DISTRIBUTOR shall be free and clear from all liens, encumbrances and charges which iSecureTrac may incur. Should iSecureTrac ship any Products to DISTRIBUTOR which are subject to any liens, encumbrances or claims by third parties, iSecureTrac shall promptly notify DISTRIBUTOR of actual and prospective claims in writing and indemnify and hold DISTRIBUTOR harmless from all liability, cost and expense which may result from such liens and claims. DISTRIBUTOR may, at its sole discretion, pay and discharge any valid liens and claims against delivered Products and set off the amount of such payments against any sums due iSecureTrac hereunder.


10.0  SUPPORT SERVICES

         iSecureTrac shall provide DISTRIBUTOR with the services described in Attachment 2 hereto, at the rates listed, upon DISTRIBUTOR's submission of a purchase order for such services.


11.0  NOTICES

         Any notices required to be given hereunder will be given in writing and sent to the other party, postage or transmission cost prepaid and properly addressed, at the address indicated below:


     To iSecureTrac:

                           iSecureTrac Corporation
                           5022 South 114th Street
                           Omaha, NE 68137
                           Attn:  Ed Sempek, Sr.VP Sales and Marketing


     To DISTRIBUTOR:

                           Premier Geografix LTD
                           Hurricane Way
                           Norwich, Norfolk, NR6 6EW
                           Attn:  Graham Cottrell

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Notices  shall be  deemed  given  when  delivered  in  person  or  received  via registered mail or acknowledged facsimile transmission.


12.0  INFORMATION RELEASES

         Except as may be required by law, prior to the disclosure or dissemination of any publication, notice or press release by either party regarding the subject matter of this Agreement, written consent must be obtained from the other party as to content, means and timing of publication.


13.0  TERM AND TERMINATION

         13.1     Term.  The term of this  Agreement  shall be for two (2) years
                  -----
                  from the effective date written above provided that no firm purchase orders hereunder are outstanding at such time. This Agreement shall automatically be extended for an additional one year term upon the anniversary date of the initial term or any extension thereof, unless either party terminates the Agreement, for any reason, upon 90 days written notice to the other party. If such cancellation notice is given and firm purchase orders hereunder are outstanding at the date of cancellation of this Agreement, this Agreement shall continue in effect until all Products specified in such purchase orders have been shipped to DISTRIBUTOR hereunder.

         13.2     Contract   Termination.   Either  party  may  terminate   this
                  ----------------------
                  Agreement at any time upon the occurrence of: (a). The other party liquidates or ceases to conduct business in the normal course, or makes a general assignment of assets for the benefit of creditors. (b). The other party is in default of any of its obligations under this Agreement, and such default is not cured within thirty (30) days from the date on which it was notified in writing of such default, unless subsequently waived in writing. For purposes of this paragraph, the term "default of obligations" shall include, on the part of DISTRIBUTOR, a breach of its representation described in paragraph 2.6.


14.0  ARBITRATION

         14.1     Agreement to Arbitrate  Disputes.  DISTRIBUTOR and iSecureTrac
                  ---------------------------------
                  hereby agree to resolve any controversy, claim or dispute arising out of or relating to this Agreement, or breach thereof, by binding arbitration in accordance with the Federal Arbitration Act, 9 U.S.C.ss.ss.1 - 16, not state law. Disputes may be heard and determined by a qualified private adjudicator approved by both parties.

         14.2     Arbitration  Process.  The decision of the arbitrator shall be
                  --------------------
                  final and binding. Judgment to enforce the decision or award of the arbitrator may be entered in any court of competent jurisdiction in Nebraska or any other State. Service of process in connection with a demand for arbitration shall be made by certified mail.


15.0  MISCELLANEOUS

         15.1     Force  Majeure.  Neither  party shall be liable for failure or
                  --------------
                  delay in performance of its obligations under this Agreement due to events of force majeure including, but not limited to strikes, wars, acts of terrorism, revolutions, fires, floods, explosions, earthquakes, other acts of God, government regulations or other causes beyond its control.

         15.2     Amendment.  This  Agreement  may not be  changed,  amended  or
                  ----------
                  modified except by a writing executed by the parties hereto. Terms and conditions, whether printed or written, stated in any purchase order, acknowledgement, confirmation or invoice pursuant hereto shall be of no force or effect to the extent such terms would modify, add to or are inconsistent with the terms and conditions described in this Agreement.

         15.3     Captions. The captions contained herein are for convenience of
                  --------
                  reference only and shall not affect or be construed to affect the meaning or the terms of this Agreement.

         15.4     Binding  Agreement.  This Agreement shall inure to the benefit
                  ------------------
                  of and binding upon the parties hereto and their respective successors and assigns.

         15.5     Entire  Agreement.   This  Agreement  and  attachments  hereto
                  -----------------
                  represent the entire agreement and understanding between the parties concerning the subject matter described herein. Any other agreements or understandings between the parties concerning the subject matter described herein, whether oral or written, shall be of no force and effect. Specifically, the parties hereto agree that the Previous Agreement between them is hereby terminated.

         15.6     Severability.  If any  provision  of this  Agreement  shall be
                  -------------
                  invalid or unenforceable under the law of the jurisdiction applicable to this Agreement, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but the rights and obligations of the parties shall be construed as if the Agreement did not contain the unenforceable provision or provisions.

         15.7     Waiver.  No delay or failure by either  party to  exercise  or
                  ------
                  enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. In order for a waiver to be valid, it shall be in writing, signed by the waiving party, but need not be supported by consideration.

         15.9     Assignment.  Neither  party  hereto  shall  have the  right to
                  ----------
                  assign this Agreement or any obligations or rights hereunder to any third party without the prior written consent of the other party. Any attempt to make said assignment without the written permission of the other party shall be void.

         15.10    Applicable  Law.  This  Agreement  shall  be  governed  by and
                  ----------------
                  construed and enforced in accordance with the laws of the State of Nebraska.

16.0     CONFIDENTIALITY

         SERVICE PROVIDER and iSecureTrac have executed a Joint Non-Disclosure Agreement dated November 21, 2002, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.



IN WITNESS WHEREOF, DISTRIBUTOR and ISECURETRAC have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


SEE ATTACHMENTS


ISECURETRAC

By:      /s/ James E. Stark
         --------------------
         President


DISTRIBUTOR

By:      /s/ Kevin T. Lewis
         --------------------
         Managing Director

                                                 AGREEMENT NO. PD-030306

                                  ATTACHMENT 1

                             SINGLE PRODUCT PRICING


    Product ID              Product Description                  Unit Price
    ----------              -------------------                  ----------

    IT2100nc          iTracker 2100 personal tracking unit
                      with scheduled mapping capability           X,XXX.XX


                                DISCOUNT SCHEDULE
                                -----------------

APPLIES TO ALL ORDERS TO BE DELIVERED WITHIN 12 MONTHS OF THE ORDER DATE. Discounts apply only to the to the total prices of all Products listed on the purchase order, and not service orders or other charges. Discounts are not earned if delivery is not made within 12 months of the order date. Unearned discounts may be billed to DISTRIBUTOR at such time and DISTRIBUTOR agrees to pay such unearned discounts within 30 days of receipt of invoice.

Total Product Order Amount                         Eligible Product Discount
--------------------------                         -------------------------

1-100                                                         0%
101-500                                                       6%
501-1000                                                     12%
1000+                                                        25%





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                                                  AGREEMENT NO. PD-030306

                                  ATTACHMENT 2

SUPPORT SERVICES
----------------


Service     Description                                                  Fee
-------     -----------                                                  ---

TRAINING    On-site training with DISTRIBUTOR designated personnel (up to 8 persons per session), covering installation of
            Bracelets, Personal Tracking Units, monitoring,
            Establishing limiting parameters per iTracker unit,
            Mapping and Reporting                                     $1,000/day



         iSecureTrac will also invoice DISTRIBUTOR for reasonable travel expenses incurred by iSecureTrac personnel in providing on-site training, including transportation, lodging and meals. Prior to scheduling on-site training, iSecureTrac will submit a training agenda for DISTRIBUTOR's approval.

-------------------------------------------------------------------------------
NON-WARRANTY      Products are repaired by iSecureTrac on a time
REPAIR SERVICE    and materials basis.  Hourly labor charge:            $45.00
                  Handling charge for each Product:                     $10.00

-------------------------------------------------------------------------------

HOSTING           Hosting DISTRIBUTOR's monitoring of each iTracker,
SERVICES          electronically  registered and activated as described
                  in iSecureTrac's Hosting Services Agreement, at the per unit fee listed therein. Unless specifically precluded by DISTRIBUTOR, iSecureTrac shall register each iTracker unit upon shipment.

                  Hosting registration fee, per iTracker unit:           $10.00

===============================================================================


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